FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



   FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(B)
                     OR (G) OF THE SECURITIES EXCHANGE ACT
                                     OF 1934


                         Commission File Number: 0-19281

                               THE AES CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                    (State of incorporation or organization)

                                   54-1163725
                        (IRS Employer Identification No.)

                             1001 North 19th Street
                            Arlington, Virginia 22209
                     (Address of principal executive office)

                         Telephone Number (703) 522-1315
              (Registrant's telephone number, including area code)

          Securities registered pursuant to Section 12(b) of the Act:
                      Title of each class to be registered
                     Common Stock, $.01 Par Value Per Share
           Warrants to Purchase Common Stock, Par Value $.01 Per Share

          Name of each exchange on which each class is to be registered
                             New York Stock Exchange

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

Item 1.           Description of Registrant's Securities to be Registered.


                  The description of the Common Stock, par value $.01 per share ("Common Shares") of The AES Corporation, a Delaware corporation, (the "Registrant"), contained on pages 50 through 52 inclusive of Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 33-62858) filed by the Registrant on June 8, 1993, including any amendment or report filed for the purpose of updating such description, is hereby incorporated by reference in response to this Item 1.

                  The description of Registrant's Warrants to purchase Common Stock, par value $.01 per share, under the caption "Description of the Warrants" on pages 11 to 12 of the prospectus included as part of Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 33-95046) of Registrant filed pursuant to the Securities Act of 1933, as amended, on April 30, 1996, is hereby incorporated by reference in response to this Item 1.

Item 2.           Exhibits.


         Pursuant to Instruction II as to Exhibits, all exhibits required to be filed by such Instruction will be filed with the New York Stock Exchange.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


The AES Corporation
(Registrant)



By:      BARRY J. SHARP
         -------------------
         BARRY J. SHARP
         VICE PRESIDENT AND CHIEF FINANCIAL OFFICER


Dated:  October 9, 1996